EXHIBIT 99.2
UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS
The following unaudited pro forma combined consolidated financial statements, financial information and explanatory notes illustrate the effect of the merger (the “Merger”) of Premier Valley Bank (“Premier Valley”) with and into a wholly owned subsidiary of Heartland Financial USA, Inc. (“Heartland”) on Heartland’s financial position and results of operations based upon Heartland’s respective historical financial positions and results of operations under the acquisition method of accounting with Heartland treated as the acquirer. The unaudited pro forma combined consolidated financial information has been derived from, and should be read in conjunction with, the historical consolidated financial statements and the related notes of Heartland that are contained in Heartland’s Quarterly Report on Form 10‑Q for the quarter ended September 30, 2015 (the “Heartland Form 10‑Q Report”) and its Annual Report on Form 10‑K for the year ended December 31, 2014 (the “Heartland Form 10‑K Report”) and of Premier Valley that are contained in Exhibit 99.1 to this Current Report on Form 8‑K/A (this “Form 8‑K/A Report”).
In accordance with U.S. generally accepted accounting principles, or GAAP, the assets and liabilities of Premier Valley were recorded by Heartland at their estimated fair values as of November 30, 2015, the date on which the Merger was completed. The unaudited pro forma combined consolidated statement of income for the nine months ended September 30, 2015 is based on the unaudited financial statements of Heartland that are included in the Form 10‑Q Report and of Premier Valley that are included in Exhibit 99.1 to this Form 8‑K/A Report. The unaudited pro forma combined consolidated statement of income for the year ended December 31, 2014 is based on the audited financial statements of Heartland that are contained in the Heartland Form 10‑K Report and Premier Valley contained in Exhibit 99.1 to this Form 8‑K/A Report. The unaudited pro forma combined consolidated balance sheet as of September 30, 2015 assumes the Merger took place on that date. The unaudited pro forma combined consolidated statements of income for the nine months ended September 30, 2015 and for the year ended December 31, 2014 assume the Merger took place on January 1, 2014.
The pro forma financial information includes Heartland’s estimated adjustments to record assets and liabilities of Premier Valley at their respective fair values. These adjustments are subject to change as additional information becomes available and additional analyses are performed. The final amounts will be determined after completion of further analyses to determine the fair value of Premier Valley’s tangible and identifiable intangible assets and liabilities as of the date the Merger was completed. Increases or decreases in the estimated fair values of the net assets acquired as compared with the information shown in the unaudited pro forma combined consolidated financial information may change the amount of goodwill resulting from the Merger, and other assets and liabilities may impact Heartland’s statement of income due to adjustments in yield and/or amortization of the adjusted assets or liabilities. The final adjustments may be materially different from the unaudited pro forma adjustments presented herein.
Heartland anticipates that the Merger will provide Heartland and Premier Valley with financial benefits that include reduced combined operating expenses. However, these unaudited pro forma consolidated financial statements do not give effect to any anticipated cost savings or revenue enhancements in connection with the Merger. The pro forma information, which is intended to illustrate the financial characteristics of the Merger and the combined operations of Heartland and Premier Valley under one set of assumptions, does not reflect any of the potential benefits of and expected cost savings or opportunities to earn additional revenues or all integration costs that may be incurred, and, accordingly, should not be considered a prediction of future results. The unaudited pro forma financial statements also do not necessarily reflect what the historical results of Heartland and Premier Valley would have been had they been combined during the periods shown.
The unaudited pro forma shareholders’ equity and net income should not be considered indicative of the market value of Heartland common stock or the actual or future results of operations of Heartland for any period. Actual results may be materially different than the pro forma consolidated financial statements and information presented.

Combined Pro Forma Financial Information (unaudited)
Consolidated Balance Sheet as of September 30, 2015 (Dollars in thousands, except per share data)	Historical
	Heartland	Premier Valley	Pro Forma Before Adjustments	Pro Forma Adjustments		Heartland Pro Forma Combined
ASSETS
Cash and due from banks	$76,954	$12,211	$89,165	$(31,928)	(A)	$57,237
Federal funds sold and other short-term investments	14,151	24,981	39,132	—		39,132
Cash and cash equivalents	91,105	37,192	128,297	(31,928)		96,369
Time deposits in other financial institutions	2,355	—	2,355	—		2,355
Securities:			—	—		—
Available for sale, at fair value	1,261,687	193,584	1,455,271	—		1,455,271
Held to maturity, at cost	282,200	—	282,200	—		282,200
Other investments, at cost	19,292	—	19,292	—		19,292
Loans held for sale	102,569	—	102,569	—		102,569
Loans and leases:
Held to maturity	4,642,523	414,425	5,056,948	(15,541)	(B)	5,041,407
Allowance for loan and lease losses	(47,105))	(4,246))	(51,351))	4,246	(C)	(47,105))
Loans and leases, net	4,595,418	410,179	5,005,597	(11,295)		4,994,302
Premises, furniture and equipment, net	147,486	3,118	150,604	—		150,604
Other real estate, net	17,041	—	17,041	—		17,041
Goodwill, net	56,828	13,339	70,167	26,135	(E)	96,302
Other intangible assets, net	48,695	714	49,409	4,718	(F)	54,127
Cash surrender value on life insurance	99,564	10,143	109,707	—		109,707
Other assets	81,644	14,462	96,106	2,978	(D)	99,084
TOTAL ASSETS	$6,805,884	$682,731	$7,488,615	$(9,392)		$7,479,223

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Deposits:
Demand	$1,632,005	$223,828	$1,855,833	$—		$1,855,833
Savings	2,936,611	247,961	3,184,572	—		3,184,572
Time	938,621	126,114	1,064,735	631	(G)	1,065,366
Total deposits	5,507,237	597,903	6,105,140	631		6,105,771
Short-term borrowings	335,845	—	335,845	—		335,845
Other borrowings	302,086	—	302,086	—		302,086
Accrued expenses and other liabilities	69,707	11,820	81,527	(137)	(C)	81,390
TOTAL LIABILITIES	6,214,875	609,723	6,824,598	497		6,825,092
EQUITY:
Series C Fixed Rate Non-Cumulative Perpetual preferred stock	81,698	—	81,698	—		81,698
Common stock	20,640	51,061	71,701	(49,120)	(H)	22,581
Capital surplus	149,613	—	149,613	64,595	(H)	214,208
Retained earnings	337,421	21,645	359,066	(25,059)	(H)	334,007
Accumulated other comprehensive income (loss)	1,731	302	2,033	(302)		1,731
Treasury stock at cost	(94))	—	(94))	—		(94))
TOTAL STOCKHOLDERS’ EQUITY	591,009	73,008	664,017	(9,866)		654,131
TOTAL LIABILITIES AND EQUITY	$6,805,884	$682,731	$7,488,615	$(9,392)		$7,479,223

Combined Pro Forma Financial Information (unaudited)
Consolidated Statement of Income For the Nine Months Ended September 30, 2015 (Dollars in thousands, except per share data)
	Historical
	Heartland	Premier Valley	Pro Forma Before Adjustments	Pro Forma Adjustments		Heartland Pro Forma Combined
INTEREST INCOME:
Interest and fees on loans and leases	$167,201	$13,740	$180,941	$259	(I)	$181,200
Interest on securities and other:
Taxable	19,729	—	19,729	—		19,729
Nontaxable	8,867	1,711	11,938	—		11,938
Interest on federal funds sold and other short-term investments	3	—	3	—		3
Interest on interest bearing deposits in other financial institutions	11	39	50	—		50
TOTAL INTEREST INCOME	195,811	16,850	212,661	269		212,920
INTEREST EXPENSE:
Interest on deposits	11,758	556	12,314	(158)	(G)	12,156
Interest on short-term borrowings	638	10	648	—		648
Interest on other borrowings	12,117	—	12,117	—		12,117
TOTAL INTEREST EXPENSE	24,513	566	25,079	(158)		24,921
NET INTEREST INCOME	171,298	16,284	187,582	417		187,999
Provision for loan and lease losses	10,526	—	10,526	—		10,526
NET INTEREST INCOME AFTER PROVISION FOR LOAN AND LEASE LOSSES	160,772	16,284	177,056	417		177,473
NONINTEREST INCOME:
Service charges and fees	17,654	1,026	18,680	—		18,680
Loan servicing income	3,572	—	3,572	—		3,572
Trust fees	11,051	284	11,335	—		11,335
Brokerage and insurance commissions	2,872	—	2,872	—		2,872
Securities gains, net	9,230	651	9,881	—		9,881
Gains on sale of loans	38,164	507	38,671	—		38,671
Income on bank owned life insurance	1,355	252	1,607	—		1,607
Other noninterest income	2,406	581	2,987	—		2,987
TOTAL NONINTEREST INCOME	86,304	3,301	89,605	—		89,605
NONINTEREST EXPENSES
Salaries and employee benefits	110,522	5,976	116,498	—		116,498
Occupancy	12,594	885	13,479	—		13,479
Furniture and equipment	6,403	223	6,626	—		6,626
Professional fees	16,544	218	16,762	—		16,762
FDIC assessments	2,873	288	3,161	—		3,161
Merger related expenses	—	192	192	(192))	(J)	—
Advertising	3,841	259	4,100	—		4,100
Intangible assets amortization	2,080	—	2,080	506	(F)	2,586
Other real estate and loan collection expenses	1,714	31	1,745	—		1,745
Loss on sales/valuations of assets, net	2,583	—	2,583	—		2,583
Other noninterest expenses	25,938	2,045	27,983	—		27,983
TOTAL NONINTEREST EXPENSES	185,092	10,117	195,209	314		195,523
INCOME BEFORE INCOME TAXES	61,984	9,468	71,452	103		71,555
Income taxes	16,533	3,329	19,862	36	(D)	19,898
NET INCOME	$45,451	$6,139	$51,590	$67		$51,657
Preferred dividends and discount	$613	$—	$408	$—		$408
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$44,838	$6,139	$51,182	$67		$51,249

EARNINGS PER COMMON SHARE - BASIC	2.19	0.5				2.29
EARNINGS PER COMMON SHARE - DILUTED	2.16	0.5				2.26
WEIGHTED AVERAGE BASIC SHARES OUTSTANDING	20,482,969	12,226,481		1,941,494	(K)	22,424,463
WEIGHTED AVERAGE DILUTIVE SHARES OUTSTANDING	20,751,644	12,228,051		1,941,494	(K)	22,623,294

Combined Pro Forma Financial Information (unaudited)

Consolidated Statement of Income For the Twelve Months Ended December 31, 2014 (Dollars in thousands, except per share data)	Historical
	Heartland	Premier Valley	Pro Forma Before Adjustments	Pro Forma Adjustments		Heartland Pro Forma Combined
INTEREST INCOME:
Interest and fees on loans and leases	$194,022	$16,161	$210,183	$345	(I)	$210,528
Interest on securities and other:
Taxable	29,727	2,907	32,634	—		32,634
Nontaxable	13,269	1,194	14,463	—		14,463
Interest on federal funds sold and other short-term investments	1	257	258	—		258
Interest on interest bearing deposits in other financial institutions	23	9	32	—		32
TOTAL INTEREST INCOME	237,042	20,528	257,570	345		257,915
INTEREST EXPENSE:
Interest on deposits	18,154	641	18,795	(210)	(G)	18,585
Interest on short-term borrowings	877	6	883	—		883
Interest on other borrowings	14,938	—	14,938	—		14,938
TOTAL INTEREST EXPENSE	33,969	647	34,616	(210)		34,406
NET INTEREST INCOME	203,073	19,881	222,954	555		223,509
Provision for loan and lease losses	14,501	(500))	14,001	—		14,001
NET INTEREST INCOME AFTER PROVISION FOR LOAN AND LEASE LOSSES	188,572	20,381	208,953	555		209,508
NONINTEREST INCOME:
Service charges and fees	20,085	1,307	21,392	—		21,392
Loan servicing income	5,583	364	5,947	—		5,947
Trust fees	13,097	—	13,097	—		13,097
Brokerage and insurance commissions	4,440	—	4,440	—		4,440
Securities gains, net	3,668	741	4,409	—		4,409
Gains (loss) on trading account securities	(38))	—	(38))	—		(38))
Gains on sale of loans	31,337	681	32,018	—		32,018
Income on bank owned life insurance	1,472	338	1,810	—		1,810
Other noninterest income	2,580	718	3,298	—		3,298
TOTAL NONINTEREST INCOME	82,224	4,149	86,373	—		86,373
NONINTEREST EXPENSES
Salaries and employee benefits	129,843	7,733	137,576	—		137,576
Occupancy	15,746	1,161	16,907	—		16,907
Furniture and equipment	8,105	275	8,380	—		8,380
Professional fees	18,241	389	18,630	—		18,630
FDIC assessments	3,808	408	4,216	—		4,216
Merger related expenses	—	50	50	(50)	(J)	—
Advertising	5,524	316	5,840	—		5,840
Intangible assets amortization	2,223	—	2,223	674	(F)	2,897
Other real estate and loan collection expenses	2,309	35	2,344	—		2,344
Loss on sales/valuations of assets, net	2,105	19	2,124	—		2,124
Other noninterest expenses	27,896	2,897	30,793	—		30,793
TOTAL NONINTEREST EXPENSES	215,800	13,283	229,083	524		229,707
INCOME BEFORE INCOME TAXES	54,996	11,247	66,243	(69)		66,174
Income taxes	13,096	4,059	17,155	(29)	(D)	17,126
NET INCOME	$41,900	$7,188	$49,088	$(40)		$49,048
Preferred dividends and discount	$(817)	$—	$(817)	$—		$(817)
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$41,083	$7,188	$48,271	$(40)		$48,231

EARNINGS PER COMMON SHARE - BASIC	2.23	0.58				2.36
EARNINGS PER COMMON SHARE - DILUTED	2.19	0.58				2.33
WEIGHTED AVERAGE BASIC SHARES OUTSTANDING	18,462,232	12,413,384		1,941,494	(K)	20,403,726
WEIGHTED AVERAGE DILUTIVE SHARES OUTSTANDING	18,741,921	12,460,182		1,941,494	(K)	20,638,415

Notes to Unaudited Pro Forma Combined Consolidated Financial Statements
1. Basis of Pro Forma Presentation
The unaudited pro forma combined consolidated financial information related to the Merger includes the unaudited pro forma combined consolidated balance sheet as of September 30, 2015, which assumes that the Merger was completed on September 30, 2015. The unaudited pro forma combined consolidated statements of income for the nine months ended September 30, 2015 and for the year ended December 31, 2014 were prepared assuming that the Merger was completed on January 1, 2014. For the purpose of the pro forma combined consolidated financial statements, the total consideration paid to common shareholders of Premier Valley is $95.1 million. The pro forma adjustments included herein reflect the conversion of Premier Valley common stock into 70% Heartland common stock and 30% cash. At September 30, 2015, Premier Valley had 12,304,025 common shares outstanding.
The Merger is being accounted for as an acquisition of Premier Valley by Heartland in accordance with the acquisition method of accounting. The acquisition method of accounting requires an acquirer to recognize the assets acquired, and the liabilities assumed, based on their fair values as of the date of Merger. Goodwill recognized as of the date of the Merger, in the amount equal to the excess of the consideration transferred over the fair value of identifiable net assets acquired. Based on Heartland’s preliminary purchase price allocation, goodwill of approximately $39.5 million is estimated by Heartland.
As the Merger is recorded using the acquisition method of accounting, all loans of Premier Valley are recorded at fair value, including adjustments for credit, and no allowance for loan losses is carried over to Heartland’s balance sheet. In addition, certain anticipated nonrecurring Merger transaction costs associated with the Merger, such as investment banking fees, change in control payments, accounting fees, legal and other professional fees, transfer agent fees, proxy solicitation costs and other related expenditures are reflected in the pro forma consolidated balance sheet, but are excluded from the pro forma consolidated statement of income.
While the recording of the acquired loans at their fair value will impact the prospective determination of the provision for loan losses and the allowance for loan losses, for purposes of the unaudited pro forma consolidated statement of income for the nine months ended September 30, 2015 and for the year ended December 31, 2014, Heartland assumed no adjustments to the historical amount of Premier Valley’s provision for loan losses. If such adjustments were estimated, there could be a reduction, or increase which could be significant, to the historical amounts of Premier Valley’s provision for loan losses presented.
The Merger is expected to result in annual cost savings and revenue synergies to be achieved following the consummation of the Merger. These expected savings have not been included in the pro forma combined consolidated balance sheet or the statement of income.
2. Preliminary Pro Forma Entries

A.
Adjustments to cash and due from banks represent the cash portion of the purchase price of $28.5 million and Heartland’s and Premier Valley’s net Merger transaction costs of $2.5 million and $.9 million, respectively, and these amounts are assumed to have been paid on the closing date of the Merger. See footnote J.

Cash Account Pro Forma Adjustment Schedule at September 30, 2015	(Dollars in thousands)
Net expense after tax - Heartland Merger costs	$2,491
Net expense after tax - Premier Valley Merger costs	923
Cash pro forma adjusting entry	$3,414

B.
The fair value of the loan portfolio acquired from Premier Valley is estimated by Heartland to be less than the net carrying value. Based on management’s judgment, Heartland applied an approximate discount of 3.75% to Premier Valley’s gross loan portfolio to estimate the loan fair value adjustment at September 30, 2015. This adjustment reflects the estimates of both market rate differential and the potential credit adjustments. The total gross fair value loan adjustment is estimated at approximately $15.5 million. The credit portion of the loan fair value adjustment is estimated at approximately $14.5 million, and the market rate fair value adjustment is estimated at approximately $1 million. See footnote I for the estimated accretion of the market rate and credit fair value adjustment. The actual loan fair value adjustment may be more or less than the amount estimated and used in these pro forma combined consolidated financial statements.

C.
Because the acquired loans and unfunded loan commitments are recorded at fair value as of the date of the Merger, there is no carryover of Premier Valley’s allowance for loan losses of $4.2 million, and reserve for unfunded loan commitments of $137,000 at September 30, 2015.

D.
Adjustments to deferred tax assets represent the tax effect of the pro forma adjustments using a combined federal and state tax rate of 42.1%. A federal and state effective tax rate of 42.1% was also utilized in calculating the provision for income tax expense as reflected in the pro forma entries in the consolidated statements of income for the nine months ended September 30, 2015 and for the year ended December 31, 2014. The following table reflects the breakout of deferred tax assets reflected on the pro forma combined consolidated balance sheet.

Components of Deferred Tax Assets Schedule - September 30, 2015	Amount	Tax	Net

	(Dollars in thousands)
Certificates of deposit adjustment	(631))	266	(365)
Loan fair value adjustment	(15,541)	6,543	(8,998)
Allowance for loan loss adjustment	4,246	(1,788)	2,458
Reserve for unfunded loan commitments	137	(57)	80
Core deposit intangible	4,718	(1,986)	2,732
Deferred Tax Asset, net	$(7,071)	$2,978	$(4,093)

E.
The unaudited pro forma combined consolidated financial information for the Merger includes the unaudited pro forma combined balance sheet as of September 30, 2015, assuming the Merger was completed on September 30, 2015. The following is a summary of the preliminary purchase price allocation and the value of goodwill:

	(Dollars in thousands)

Carrying value of Premier Valley's net assets at September 30, 2015			$73,008
Less fair value adjustments:
Loan fair value	$(15,541)	(B)
Allowance for loan loss	4,246	(C)
Loans, net	(11,295)
Eliminate existing Goodwill at Premier Valley	(13,339)
Certificates of deposit	(631)	(G)
Core deposit intangible	4,718	(F)
Deferred tax asset, net	2,978	(D)
Reserve for unfunded loan commitments	137	(C)
Total fair value adjustments			(17,432)
Fair value of net assets acquired attributable to common shareholders at September 30, 2015			55,576
Consideration paid to common shareholders			95,050
Goodwill (total consideration paid less fair value of net assets acquired)			$39,474

F.
A core deposit intangible of $4.72 million is estimated for the Premier Valley core deposit portfolio. A core deposit intangible arises from a financial institution having a deposit base comprised of funds associated with stable customer relationships. Deposit customer relationships have value due to their favorable interest rates in comparison to market rates for alternative funding sources with expected lives comparable to expected lives of the core deposits. The discounted cash flow method is based upon the principal of future benefits; economic value tends to be based on anticipated future benefits as measured by cash flows expected to occur in the future. In determining this value, Heartland has considered recently completed transactions and the overall value assigned to the non-interest bearing demand deposit accounts, savings accounts, money market and NOW deposit accounts. Based on this review, Heartland has preliminarily estimated a 1.00% core deposit premium on the core deposits of Premier Valley with an estimated useful life of seven years, using the straight line method of amortization. This premium is a result of the cost of these deposits being lower than the cost of comparable alternative funding sources. The amortization of core deposit intangibles is estimated at approximately $506,000 for the nine months ended September 30, 2015 and is estimated at approximately $674,000 for the year ended December 31, 2014.

Estimated Core Deposit Intangible Amortization Schedule	(Dollars in thousands)
Year 1	$674
Year 2	674
Year 3	674
Year 4	674
Year 5	674
Year 6	674
Year 7	674
Total	$4,718

G.
Deposits were adjusted to reflect estimated current interest rates. Heartland has estimated premium of
$631,000 or 0.50% of the balance of time deposits to be amortized over three years, using the straight line method, which is the estimated remaining term. The amortization for the nine months ended September 30, 2015 is estimated at $158,000 and $210,000 for the twelve months ended December 31, 2014. The following schedule reflects the projected amortization of the deposit rate adjustment over the estimated remaining three-year amortization period:

Estimated Deposit Fair Value Adjustment Amortization Schedule	(Dollars in thousands)

Year 1	$210
Year 2	210
Year 3	211
Total market rate deposit fair value adjustment	$631

H.	The following is the summary of the transactions reflecting the equity account adjustments.

Equity Account Pro Forma Adjustment Schedule at September 30, 2015	(Dollars in thousands)
Common Stock of Premier Valley - Retired	$(51,061)
Common Stock of Heartland - issued in connection with Merger	1,941
Common Stock pro forma adjustment	$(49,120)

Stock portion of purchase price	$66,536
Less: Common Stock (above)	-1941
Surplus pro forma adjustment	$64,595

Accumulated retained earnings of Premier Valley	$(21,645)
Heartland net Merger transaction costs (see footnote J)	(2,491)
Premier Valley net Merger transaction costs (see footnote J)	(923)
Net retained earnings pro forma adjustment	$(25,059)

I.
The market rate portion of the loan fair value adjustment of $1,036,000 will be amortized over three years, using the straight line method, which is the estimated remaining life of the loan portfolio. The accretion for the nine months ended September 30, 2015 is estimated at $259,000, and the accretion for the twelve months ended December 31, 2014 is estimated at $345,000. The following schedule reflects the projected amortization of the market rate portion of the loan fair value adjustment over the estimated three-year amortization period:

Estimated Market Rate Loan Fair Value Adjustment Amortization Schedule	(Dollars in thousands)

Year 1	$345
Year 2	345
Year 3	346
Total market rate loan fair value adjustment	$1,036

J.
The historical financial results of Premier Valley include tax deductible Merger costs of $50,000 for the year ended December 31, 2014 and $104,000 for the nine months ended September 30, 2015. The Merger costs included in the historical balances consisted of professional fees. For purpose of the pro forma combined consolidated statement of income, total Merger costs of $104,000 that are included in the historical financial results for the year ended December 31, 2014, and $27,000 that are included for the nine month period ended September 30, 2015, are removed as a non-recurring charge directly related to the Merger. The estimated Merger transaction costs to be incurred after September 30, 2015 are approximately $3.4 million, net of tax. This cost is included as a pro forma adjustment in the combined consolidated balance sheet. See footnotes A and H.

Some of the Merger transaction costs are not tax deductible. The deductibility of such costs is estimated in the table below, but will be finalized and determined at a later date. The following schedule reflects the breakout of the Merger estimated transaction cost between Heartland and Premier Valley using a federal and state effective tax rate of 42.1%. For purposes of the pro forma presentation, these costs were assumed to be paid out in cash on the closing date of the Merger. However, several of these costs were not actually be paid out in cash but accrued for in the consolidated balance sheet.

Merger Transaction Costs Schedule	Heartland	Premier Valley	Combined

	(Dollars in thousands)
Salaries and employee benefits	$3,434	$—	$3,434
Professional fees	300	1,150	1,450
Other non-interest expense	350	—	350
Total non-interest expense	4,084	1,150	5,234
Tax benefit	(1,612)	(227)	(1,820)
Net expense after tax benefit	$2,491	$923	$3,414

K.
The amount of pro forma combined total shares outstanding at September 30, 2015, is calculated by adding Heartland’s historical shares outstanding at September 30, 2015 and Heartland’s pro forma shares, which are common stock issued on the closing date of the Merger. For purposes of these calculations, the retirement of the Premier Valley Bank shares as well as the issuance of the new Heartland shares is recorded as if the transaction occurred January 1, 2014, with the newly issued shares outstanding for the full year.

The amount of pro forma combined weighted average shares outstanding is calculated by adding Heartland’s historical weighted average shares outstanding for the nine months ended September 30, 2015 and for the year ended December 31, 2014, the Heartland common stock issued in connection with Merger. For purposes of these calculations, the issuance of the new Heartland shares is recorded as if the transaction occurred January 1, 2014, with the newly issued shares outstanding for the nine months ended September 30, 2015 and for the twelve months ended December 31, 2014.

Twelve Months Ended December 31, 2014
	Historical
(Dollars in thousands except share and per share data)	Heartland	Premier Valley	Exchange of Premier Valley Shares	Issue of Heartland Shares	Heartland (consolidated) Pro Forma Combined

Shares outstanding at December 31, 2014	18,511,125	12,298,223	(12,298,223))	1,941,494	20,452,619
Net Income	$41,900	$7,188	$49,088	$(40)	$49,048
Less: Dividends on preferred stock	(817)	—	(817)	—	(817)
Net income available to common shareholders	$41,083	$7,188	$48,271	$(40)	$48,231
Shares outstanding
Weighted average basic shares outstanding	18,462,232	12,413,384	(12,413,384)	1,941,494	20,403,726
Potential dilutive stock options	279,689	46,808	(46,808)	—	279,689
Weighted average dilutive shares	18,741,921	12,460,192	(12,460,192)	1,941,494	20,683,415
Earnings Per Share
Basic earnings per Share	$2.23	$0.58			$2.36
Diluted earnings per share	$2.19	$0.58			$2.33

Nine Months Ended September 30, 2015
	Historical
(Dollars in thousands except share and per share data)	Heartland	Premier Valley	Exchange of Premier Valley Shares	Issue of Heartland Shares	Heartland (consolidated) Pro Forma Combined

Shares outstanding at September 30, 2015	20,637,321	12,304,025	(12,304,025)	1,941,494	22,555,819
Net Income	$45,451	$6,139	$51,590	$67	$51,663
Less: Dividends on preferred stock	(613)	—	(613)	—	(613)
Net income available to common shareholders	44,838	6,139	51,182	67	51,255
Shares outstanding
Weighted average basic shares outstanding	20,482,969	12,226,481	(12,226,481)	1,941,494	22,424,463
Potential dilutive stock options	268,395	1,707	(1,707)	—	268,395
Weighted average dilutive shares	20,751,664	12,228,188	(12,228,188)	1,941,494	22,693,158
Earnings Per Share
Basic earnings per Share	$2.19	$0.5			$2.29
Diluted earnings per share	$2.16	$0.5			$2.26